Exhibit 10.21

                              EMPLOYMENT AGREEMENT
                              --------------------

                  Employment Agreement (the "Agreement") first effective as of the 1st day of January, 2000, between EVEREST REINSURANCE COMPANY a Delaware corporation (the "Company"), EVEREST REINSURANCE HOLDINGS, INC. ("Holdings") and JOSEPH V. TARANTO ("Taranto").


                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Company and Holdings wish to continue to secure the services of Taranto pursuant to the terms and conditions hereof; and
                  WHEREAS, Taranto is willing to accept such employment with the Company and Holdings and to enter into the Agreement;
                  NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Position; Duties; Responsibilities.
                  -----------------------------------
                  1.1 The Company hereby employs Taranto and Taranto hereby agrees to serve as Chairman and Chief Executive Officer of Company and in such other executive positions as designated by the Board of Directors of the

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Company ("Board").  Taranto shall report to  and be subject to the  supervision, control and direction of the Board. He shall be the senior executive of the Company. Taranto shall have such other responsibilities and authority consistent with the status, titles and reporting requirements set forth herein as are appropriate to said positions, subject to change from time to time by the Board, provided that Taranto shall not be required to accept any position or reporting requirements or perform any duties that are inconsistent with his status as the Chief Executive Officer of the Company. Taranto's office shall be principally located at the Company's headquarters, currently in Liberty Corner, New Jersey. During the term of the Agreement, the Company will not relocate its headquarters more than one and one-half hours' travel time by automobile from the Company's headquarters in Liberty Corner, New Jersey.
                  Holdings hereby employs Taranto and Taranto hereby agrees to serve during the term of this Agreement, without additional compensation, on
similar   terms  and  conditions  as  set  forth  in  the  preceding  paragraph, as Chairman and Chief Executive Officer of Holdings and, subject to his election, as a director of the Company, and as a director and officer
of   any  corporation   which   is   a   subsidiary   or   affiliate   of    the

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Company,  if  elected  by  the  stockholders  or  the board of directors of such corporation.
                  It is the intention of Holdings and the Company to cause Taranto to continue to be a member of the Board and to continue his appointment as a member of the Executive Committee of the Board.
                  1.2 During the course of his employment, Taranto agrees to devote his full working time and attention and give his best efforts and skill to furthering the business and interests of the Company and Holdings. Consistent
with  the  foregoing,   Taranto  may  volunteer  a  reasonable  portion  of  his
non-working time to charitable, civic and professional organizations.
                  1.3 Notwithstanding the provisions of Section 1.2 above, during the course of his employment Taranto may serve as a director or officer of one or more companies affiliated with the Company. Taranto may also, with the written consent of the Company and Holdings, serve as a director of any public or private corporation, as a member of the governing board or as an officer
of   any   charitable,  civic,   educational   or   professional   organization,
provided,   however,   that   Taranto   shall   comply   with   the   procedures
established  by the Company and  Holdings to prevent  conflicts  of  interest by

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its  officers  and  employees  with  respect  to  the  business  of  the Company and  Holdings,  their subsidiaries and affiliates.

         2.       Term.
                  -----
                  The term of employment under this Agreement shall commence as of January 1, 2000 (the "Appointment Date"), and shall continue through December 31, 2001, unless sooner terminated in accordance with this Agreement.

         3.       Salary.
                  -------
                  The Company shall pay Taranto a base salary during the term of employment at the annual rate of One Million Dollars ($1,000,000) ("Base Salary"), payable in accordance with the standard payroll practices for senior executives of the Company.

         4.       Bonus.
                  ------
                  4.1 During the course of his employment, Taranto shall be eligible to participate in a bonus program or plan to be established by Holdings, subject to the approval of Holdings' stockholders. If Holdings' stockholders do not approve the bonus plan or program described in this Section 4.1, Taranto shall have the right to re-open this Agreement to negotiate an alternative bonus arrangement, provided, however, that Taranto must exercise his right to re-open by providing Holdings with written notice of his intent to re-

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open within thirty days of Taranto's  becoming aware that  the  stockholders  of
Holdings  did not approve the bonus plan or program  described  in this  Section
4.1.
                  4.2 All bonuses pursuant to this Section 4 shall be paid to Taranto in conformance with Company's and/or Holdings' normal bonus pay policies following the end of the respective fiscal year. Any bonus payable to Taranto with respect to the fiscal year ending December 2001 shall survive the termination of this Agreement.

         5.       Sign-On Bonus.
                  --------------
                  5.1 Holdings shall grant to Taranto as a sign-on bonus ("Sign-On Bonus") One Hundred Fifty Thousand (150,000) non-qualified options for the purchase of Holdings' stock under, and subject to the terms of, Holdings' 1995 Stock Incentive Plan, upon execution by Taranto. The options granted pursuant to this Section 5.1 shall be subject to the general terms and conditions of the Holdings 1995 Stock Incentive Plan and applicable award agreements issued thereunder and shall vest at the rate of 20% per year over five years, such vesting to occur on each of the first five anniversary dates of the grant.

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        6.       Employee Benefit Plans.
                  -----------------------
                  6.1 During the term of Taranto's employment hereunder, Taranto shall be eligible to participate in the Company's employee benefit plans on the same basis as the Company's other senior executives.
                  6.2 In addition to benefits  described in Section 6.1, Taranto shall also receive or participate, at a level consistent with Taranto's position, in, to the extent permitted by law, the various perquisites and plans which the Board determines to make available to officers of the Company from time to time in accordance with the provisions thereof. Taranto shall be entitled to not less than four weeks vacation per year.
                  6.3 Nothing  contained  in this  Agreement  shall  prevent the
Board or the Board of Directors of Holdings ("Holdings Board") from adopting additional compensation arrangements for Taranto or providing additional benefits under any of the existing compensation arrangements.

         7.       Expense Reimbursements.
                  -----------------------
                  7.1 During    Taranto's    employment    with    Company   and
Holdings, Taranto will be entitled to receive reimbursement by the Company and Holdings for all reasonable, out-of-pocket
expenses    incurred    by     him     (in     accordance     with      policies

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and procedures established by the Company and Holdings),  in connection with his performing services hereunder.

         8.       Consequences of Termination of Employment.
                  ------------------------------------------
                  8.1 DEATH. In the event of the death of Taranto during the term of employment under this Agreement or during the period when payments are being made pursuant to Section 8.2, this Agreement shall terminate and all obligations to Taranto shall cease as of the date of death except that Company will (1) pay the Base Salary until the end of the month in which Taranto dies,
(2) Taranto's beneficiaries or estate, as appropriate, shall be entitled to all rights and benefits accrued up to the date of termination under the stock option plans and benefit plans and programs of the Company in which Taranto is a participant, as determined in accordance with the terms and provisions of such plans and programs, provided, however, that Taranto shall cease to be an active participant in such plans and programs as of the date of termination. Any bonus (or amounts in lieu thereof) pursuant to Section 4.1, payable with respect to the year in which Taranto's death occurs, shall be annualized and promptly paid to Taranto's estate pro rata to the date of death.
                  8.2  DISABILITY.     If       Taranto       shall       become
incapacitated    by    reason     of     sickness,    accident     or      other

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physical  or  mental  disability,  as  such  incapacitation   is   certified  in
writing by a physician chosen by Company and reasonably acceptable to Taranto (or his spouse or representative if in the Company's reasonable determination Taranto is not then able to exercise sound judgment), and shall therefore be unable to perform his duties hereunder for a period of either (i) one hundred twenty consecutive days, or (ii) more than six months in any twelve month period, with reasonable accommodation as required by law, then to the extent consistent with applicable law, Taranto shall be considered "disabled" and the employment of Taranto hereunder and this Agreement may be terminated by Taranto or the Company upon thirty (30) days' written notice to the other party following such certification. Should Taranto not acquiesce in the Company's selection of the certifying doctor, Taranto (or his spouse or representative if in the Company's reasonable determination Taranto is not then able to exercise sound judgment) may choose a doctor to determine whether he is disabled. If the two doctors are unable to concur on whether
Taranto  is   disabled,  the   two  doctors  shall  designate  a  third   doctor
whose  decision  shall  be  determinative.   Upon   termination   of  employment
pursuant   to   this   Section   8.2,   the   Company   shall   thereafter   pay
to    Taranto,   (1)   Base   Salary   through    the   date   of   termination,

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and  (2)  Taranto  shall  be  entitled  to  all  rights   and  benefits  accrued
up  to  the  date  of  termination  under  the  stock  option  plans and benefit
plans  and  programs  of  the  Company  in  which  Taranto  is  a   participant,
as  determined  in  accordance  with the terms and  provisions of such plans and
programs,   provided,  however,  that  Taranto  shall  cease  to  be  an  active participant in such plans and programs as of the date of termination. Any bonus (or amounts in lieu thereof) pursuant to Section 4.1 of this Agreement, payable with respect to the year in which Taranto's termination pursuant to Section 8.2 occurs, shall be annualized and promptly paid to Taranto pro rata to the date of termination.
                  8.3 DUE CAUSE. The Company may terminate Taranto and this Agreement at any time for Due Cause. In the event of such termination for Due Cause, Taranto shall only continue to receive Base Salary through the date of such termination for Due Cause, and Taranto shall be entitled to no further benefits or compensation under this Agreement, except that Taranto shall be entitled to all rights and benefits accrued up to the date of termination under the stock option plans and benefit plans and programs of the Company in which Taranto is a participant, as determined in accordance with the terms and provisions of such plans and programs, provided, however, that Taranto shall cease to be an active participant in such plans or programs as of the

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date  of  termination.  The  term "Due Cause" shall mean (a) repeated  and gross negligence in fulfillment of, or repeated failure of Taranto to fulfill, his material obligations under this Agreement, in either event after written notice
thereof,  (b)  material  willful  misconduct  by  Taranto  in  respect  of   his
obligations hereunder, (c) conviction of any felony, or any crime of moral turpitude or, (d) a material breach in trust committed in willful or reckless disregard of the interests of the Company or Holdings or undertaken for personal gain.
                  8.4  TERMINATION BY THE COMPANY  WITHOUT DUE CAUSE.  The other
provisions  of  this  Agreement  notwithstanding,   the  Company  may  terminate
Taranto's employment and this Agreement at any time for whatever reason it deems appropriate, without Due Cause and with or without prior notice. In the event of such a termination of Taranto's employment and this Agreement, Taranto shall have no further obligations of any kind under or arising out of the Agreement and Company shall be obligated only to pay Taranto as severance as soon after such termination as reasonably possible the following: (a) the aggregate amount of Base Salary at the rate then in effect for the period from the date of termination through December 31, 2001, (b) the aggregate bonus amounts due under the appropriate bonus plans or programs for the period from the date of

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termination  through  December 31, 2001,  payable in accordance with, and at the time provided for under, the appropriate bonus plan or program. As a condition precedent to Taranto's receipt of the payments described in this Section 8.4, Taranto shall execute a general release and waiver on behalf of the Company and Holdings in a form acceptable to the Company and Holdings. Taranto shall be entitled to all rights and benefits accrued up to the date of termination under the stock option plans and benefit plans and programs of the Company in which Taranto is a participant, as determined in accordance with the terms and provisions of such plans and programs, provided, however, that Taranto shall cease to be an active participant in such plans and programs as of the date of termination.
                  8.5  EMPLOYEE  VOLUNTARY  TERMINATION.  In the  event  Taranto terminates his employment of his own volition, and not pursuant to Section 8.6 of this Agreement, prior to the end of the term specified in Section 2 of this Agreement, such termination shall constitute a voluntary termination and in such event Company's only obligation to Taranto shall be to make Base Salary payments provided for in this Agreement through the period ending with
the   date   of   such   voluntary   termination.   Taranto   shall  be entitled
to   all   rights   and   benefits  accrued   up  to  the  date  of  termination
under   the   stock   option    plans    and   benefit   plans   and    programs

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of   the   Company  in   which  Taranto  is   a   participant,  as determined in
accordance    with   the    terms    and   provisions   of   such    plans   and
programs,   provided,  however,  that  Taranto  shall  cease  to  be  an  active participant in such plans and programs as of the date of termination. Taranto understands and agrees that in the event of the termination of employment pursuant to this Section 8.5 the Company shall have no obligation to make any payments under this Agreement other than as set forth in this Section 8.5. Taranto specifically understands and agrees that in the event of the termination of employment pursuant to this Section 8.5 the Company shall have no further obligation to pay any bonus to Taranto pursuant to Section 4 of this Agreement.
                  8.6 EMPLOYEE VOLUNTARY TERMINATION FOR GOOD REASON. If at the time Taranto terminates his employment any of the following circumstances shall have occurred without Taranto's express consent and shall have remained uncorrected for more than thirty (30) days following Taranto's giving written notice of such occurrence to the Company, then Taranto's termination of his employment shall be deemed a "Termination for Good Reason": (a) a materially adverse change in the nature or status of his position or responsibilities; (b) a reduction by the Company in the Base Salary set forth in Section 3 hereof; or
(c) a  material  breach  of  this  Agreement  by Company or Holdings,  provided,

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for  purposes  of clarification,  that the failure of Taranto and the Company to reach agreement on an alternative bonus arrangement pursuant to Section 4.1 of this Agreement shall not constitute a material breach. If Taranto's termination of employment is deemed a Termination for Good Reason, the Company
shall  pay   to  Taranto  and  afford  to  him  the  compensation  and  benefits
Taranto would be entitled to receive in the event of a Termination by the Company without Due Cause pursuant to Section 8.4 hereof.
                  8.7 CHANGE OF CONTROL. In lieu of any other provision of this Agreement, if within one year of a Material Change (as defined in the Change of Control Agreement between the parties hereto effective as of July 15, 1998), Taranto terminates his employment with the Company for any reason or the Company terminates Taranto's employment for any reason other than for Due Cause, Taranto shall continue to receive Base Salary through the date of such termination and the Company and Holdings shall pay to Taranto and afford to him the compensation and benefits provided for in the Change of Control Agreement.
                  8.8 GENERAL.  The Company's and Holdings'  obligations  to pay
Taranto  the  compensation   and   other   benefits   specified   herein   shall
be    absolute     and    unconditional    and    shall    not    be    affected
by   any  circumstances,   including,   without   limitation,   any   set   off,

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counterclaim,  recoupment,  defense or other right which the Company or Holdings may have against him or anyone else. In no event shall Taranto be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him under this Agreement.

         9.       Covenants of Employee.
                  ----------------------
                  9.1 Taranto acknowledges that as a result of the services to be rendered to the Company hereunder, Taranto will be brought into close contact with many confidential affairs of the Company, its subsidiaries and affiliates, not readily available to the public. Taranto further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is international in scope; that its goods and services are marketed throughout the United States and other countries; and that the Company competes with other organizations that are or could be located in any part of the United States or the world.
                  9.2 In recognition of the foregoing, Taranto covenants and agrees that, except as is necessary in providing services under this Agreement, Taranto will not knowingly use for his own benefit nor knowingly divulge any Confidential Information and Trade Secrets of the Company,

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its  subsidiaries  and  affiliated  entities,  which  are  not  otherwise in the public domain and, so long as they remain Confidential Information and Trade Secrets not in the public domain, will not disclose them to anyone outside of the Company either during or after his employment. For the purposes of this Agreement, "Confidential Information and Trade Secrets" of the Company means information which is secret to the Company, its subsidiaries and affiliated entities. It may include, but is not limited to, information relating to present future concepts and business of Company, its subsidiaries and affiliates, in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts and strategic plans. As a guide, Taranto is to consider information originated, owned, controlled or possessed by the Company, its subsidiaries or affiliated entities which is not disclosed in printed publications stated to be available for distribution outside the Company, its subsidiaries and affiliated entities as being secret and confidential. In instances where doubt does or should reasonably be understood to exist in Taranto's mind as to whether information is secret and confidential to the Company, its subsidiaries and affiliated entities, Taranto agrees to

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request  an  opinion,  in  writing, from the  Company  as to whether information is secret and confidential.
                  9.3 Taranto will deliver promptly to the Company on the termination of his employment with the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents relating to the Company, its subsidiaries and affiliated entities, and all property owned by the Company, its subsidiaries and affiliated entities, which Taranto obtained while employed by the Company, and which Taranto may then possess or have under his control.
                  9.4 During and for a period of one (1) year after the termination of employment with the Company (except that the time period of such restrictions shall be extended by any period during which Taranto is in violation of this Section 9.4), Taranto will not: (a) knowingly interfere with, disrupt or attempt to disrupt, any then existing relationship, contractual or otherwise between the Company, its subsidiaries or affiliated entities, and any customer, client, supplier, or agent; (b) solicit, or assist any other entity in soliciting for employment, any person known to Taranto to be an agent or
executive  employee   of   the   Company,   its   subsidiaries   or   affiliated
entities;  or  (c)  except  where   the  termination  of  employment  occurs  as
a  result  of  the  expiration  of  the  term  of  this  Agreement,  accept  any

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position of employment as an executive  officer of any other company  engaged in the property and casualty insurance or reinsurance business.
                  9.5  Taranto  will  promptly   disclose  to  the  Company  all
inventions, processes, original works of authorship, trademarks, patents, improvements and discoveries related to the business of the Company, its subsidiaries and affiliated entities (collectively "Developments"), conceived or
developed  during   Taranto's   employment  with  the  Company  and  based  upon
information to which he had access during the term of employment, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. All such Developments shall be the sole and exclusive property of the Company, and upon request Taranto shall deliver to the Company all outlines, descriptions and other data and records relating to such Developments, and shall execute any documents deemed necessary by the Company to protect the Company's rights hereunder. Taranto agrees upon request to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship belonging
to  the   Company   hereunder.   If   the   Company   is   unable   because   of
Taranto's   mental  or   physical  incapacity   to  secure  Taranto's  signature
to  apply  for  or  to  pursue   any  application  for   any  United  States  or

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foreign  letters  patent  or  copyright  registrations  covering inventions  and original works of authorship belonging to the  Company  hereunder,  then Taranto
hereby   irrevocably   designates   and  appoints  the  Company   and  its  duly
authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by him. Taranto hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that he may hereafter have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registrations belonging to the Company hereunder.
                  9.6 Taranto agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 9 will be inadequate and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security.
                  9.7 Although the restrictions  contained in Sections 9.1, 9.2,
9.3 and 9.4 above are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of such

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nature may fail for technical reasons,  and accordingly it is hereby agreed that if any of such restrictions shall be determined, by a court in a final determination not subject to appeal to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 9.1, 9.2, 9.3 and 9.4 shall be enforced to the maximum extent permitted by law, and the parties consent and agree that
such  scope  or  wording  may  be  accordingly   judicially   modified   in  any
proceeding  brought to  enforce  such restrictions.
                  9.8 Notwithstanding that Taranto's employment hereunder may expire or be terminated as provided in Section 2 or Section 8 above, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of Taranto contained in this Section 9.

         10.      Arbitration.
                  ------------
                  The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. The Company and Taranto agree that, with the express exception of any dispute or controversy arising under
Section  9  of  this  Agreement,  any  controversy  or  claim  arising out of or

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in any way relating to Taranto's employment with the Company, including, without limitation, any and all disputes concerning this Agreement and the termination of this Agreement that are not amicably resolved by negotiation, shall be settled by arbitration in New Jersey, or such other place agreed to by the parties, as follows:
                  (a)  Any  such   arbitration   shall  be  heard  by  a  single
         arbitrator. Except as the parties may otherwise agree, the arbitration, including the procedures for the selection of an arbitrator, shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA").
                  (b) All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrator shall have the discretion to award costs and/or attorneys' fees as he or she deems appropriate under the circumstances. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amounts that are in any way punitive in nature.
                  (c) Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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                (d) It is intended that  controversies  or claims submitted to arbitration under this Section 10 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the view or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

         11.      Successors and Assigns.
                  -----------------------
                  11.1 ASSIGNMENT BY THE COMPANY AND HOLDINGS. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company and Holdings, respectively. It is assignable by Company and Holdings to the purchaser or assignee of all or substantially all of the Company's or Holdings' assets.
                  11.2 ASSIGNMENT BY TARANTO. Taranto may not assign this Agreement or any part thereof; provided, however, that nothing herein shall preclude one or more beneficiaries of Taranto from receiving any amount that may be payable following occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any

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right  hereunder  to  the  person  or  persons  entitled  thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of the intestacy applicable to his estate.

         12.      Governing Law.
                  --------------
                  This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey without reference to the principles of conflict of laws.

         13.      Entire Agreement.
                  -----------------
                  This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

         14.      Amendment or Modification; Waiver.
                  ----------------------------------
                  No  provision  of this  Agreement  may be amended or  modified unless  such  amendment  or  modification  is  agreed  to  in writing, signed by
Taranto  and  by  a  duly  authorized  officer  of   the   Company.   Except  as
otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party of any condition
or   provision   of   the   Agreement   to   be   performed    by   such   other
party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

         15.      Notices.
                  --------
                  Any notice to be given hereunder shall be in writing and delivered personally or sent by overnight mail, such as Federal Express, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:
                  If to Company or Holdings:

                       EVEREST REINSURANCE HOLDINGS, INC.
                       Westgate Corporate Center
                       477 Martinsville Road
                       P.O. Box 830
                       Liberty Corner, New Jersey 07938-0830
                       Attention:  General Counsel

                  If to Taranto:

                       160 Henry Street
                       Brooklyn, New York  11201


         16.      Severability.
                  -------------
                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

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        17.      Withholding.
                  ------------
                  Anything  to  the  contrary   notwithstanding,   all  payments
required to be made by the Company hereunder to Taranto or his beneficiaries, including his estate, shall be subject to withholding and deductions as the Company may reasonably determine it should withhold or deduct pursuant to any applicable law or regulation. In lieu of withholding or deducting, such amounts in whole or in part, the Company may, in its sole discretion, accept other provision for payment as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         18.      Survivorship.
                  -------------
                  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         19.      Headings.
                  ---------
                  Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

                                              EVEREST REINSURANCE HOLDINGS, INC.

_____________________                         By____________________________
Joseph V. Taranto
Dated:  July 15, 1998                         Dated:  July 15, 1998

                                              EVEREST REINSURANCE COMPANY

                                              By____________________________
                                              Dated:  July 15, 1998

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